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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 12, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of the Nova Fund, Ursa Fund, OTC Fund, Arktos Fund, U.S. Government Bond Fund, Medius Fund, Mekros Fund, Large-Cap Europe Fund, Large-Cap Japan Fund, Titan 500 Fund, Velocity 100 Fund, Sector Rotation Fund, U.S. Government Money Market Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund and Utilities Fund (constituting parts of the Rydex Variable Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountant and Custodian", "Financial Highlights" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
Baltimore, Maryland
April 25, 2003